UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2025, the compensation committee of the board of directors (the “Board”) of Sonim Technologies, Inc. (the “Company”) approved the grant of a one-time special cash award of $55,000 to each member of the special committee of the Board (the “Special Committee”) and an additional $35,000 to the chair of the Special Committee. These awards were granted in recognition of their service in connection with the Company’s strategic alternatives initiatives and are intended to further align director compensation with long-term stockholder value creation through the next phase of the Company’s strategy in pursuit of strategic alternatives.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on July 18, 2025. Holders of 6,624,559 shares of the Company’s common stock, or approximately 64% of the shares outstanding as of the record date, were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of the Company at the Annual Meeting.

Proposal 1: The stockholders elected each of the Company’s five director nominees — James Cassano, Peter Liu, Mike Mulica, Jack Steenstra, and George Thangadurai — to serve as directors of the Company:

Name	Votes For	Votes Withheld	Broker Non-Votes
James Cassano(1)	5,663,302	929,896	—
Peter Liu(1)	3,728,396	2,864,802	—
Mike Mulica(1)	3,716,556	2,876,642	—
Jack Steenstra(1)	5,666,285	629,913	—
George Thangadurai(1)	5,662,691	930,507	—

Douglas B. Benedict(2)	2,831,270	3,761,928	—
Joseph M. Glynn(2)	2,832,153	3,761,045	—
Gregory M. Johnson(2)	885,340	5,707,858	—
Surendra Singh(2)	882,738	5,710,460	—
Michael Wallace(2)	863,374	5,729,824	—

(1)	Nominated by the Board
(2)	Nominated by AJP Holding Company, LLC and Orbic North America, LLC

Proposal 2: The stockholders ratified, on an advisory basis, the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,181,612	199,815	243,132	—

Proposal 3: An amendment to the Sonim Technologies, Inc. 2019 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance by 600,000 shares was not approved:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,611,140	2,948,436	2,034,035	—

Proposal 4: The stockholders did not approve, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,626,781	2,970,900	1,995,930	—

Proposal 5: The stockholders approved, on a non-binding, advisory basis, the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers to be every three (3) years as follows:

1 Year	2 Year	3 Years	Votes Abstained	Broker Non-Votes
2,687,448	59,129	3,457,977	389,057	—

Consistent with the recommendation of the Board as set forth in the Company’s proxy statement and filed in connection with the Annual Meeting and based on the results of this non-binding advisory vote, the Board has determined that the Company will hold future non-binding advisory votes on executive compensation every three (3) years until the next advisory vote on frequency of executive compensation, which will be held no later than the Company’s 2031 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: July 23, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer